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                                                                    EXHIBIT 5.1
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                                    HALE AND DORR
                                 Counsellors and Law

                     60 State Street, Boston, Massachusetts 02109
                             617-526-6000 . FAX 617-526-5000


                               October 17, 1996


         West Coast Entertainment Corporation
         9990 Global Road
         Philadelphia, Pennsylvania 19115

               Re: 1995 Employee Stock Purchase Plan
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         Ladies and Gentlemen:

               We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 125,000 shares of Common Stock, $.01 par value per share (the "Shares"), of West Coast Entertainment Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1995 Employee Stock Purchase Plan (the "Plan").

               We have examined the Certificate of Incorporation of the Company and the By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

               In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

               Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.


         Washington, DC               Boston, MA                 Manchester, NH
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          HALE AND DORR IS A PARTERSHIP INCLUDING PROFESSIONAL CORPORATIONS


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               We hereby consent to the filing of this opinion with the
         Securities and Exchange Commission in connection with the Registration Statement.

                                       Very truly yours,

                                       /s/ Hale and Dorr

                                       HALE AND DORR